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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-4 (No. 333-04451) of Medaphis Corporation of our report dated January 31, 1996 relating to the consolidated financial statements of BSG Corporation which appears on page F-2 of Exhibit 99.4 of the Current Report on Form 8-K of Medaphis Corporation dated March 13, 1996. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


PRICE WATERHOUSE LLP

Austin, Texas
May 31, 1996